Exhibit 10.1

INCREMENTAL FACILITY AMENDMENT NO. 1
TO CREDIT AGREEMENT

INCREMENTAL FACILITY AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of August 29, 2014 (this “Agreement”), among MEDIA GENERAL, INC. (the “Borrower”), each other Loan Party party hereto, ROYAL BANK OF CANADA (acting through one or more of its branches or any Affiliate thereof, collectively, “Royal Bank”), as Administrative Agent (in such capacity, the “Administrative Agent”) and the lenders party hereto (collectively, the “Incremental Term Lenders” and individually, an “Incremental Term Lender”). Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Existing Credit Agreement referred to below.

RECITALS:

WHEREAS, The Borrower, the Lenders party thereto and Royal Bank as Administrative Agent entered into that certain Credit Agreement, dated as of July 31, 2013 (as amended, restated, supplemented, or otherwise modified from time to time immediately prior to the effectiveness of this Agreement, including as amended by Amendment No. 1 to Credit Agreement, dated as of April 15, 2014, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Agreement and as may be further amended, restated, supplemented or otherwise modified form time to time, the “Credit Agreement”).

WHEREAS, pursuant to section 2.14 of the Credit Agreement, the Borrower has requested Incremental Term B Loans in an aggregate principal amount of $75,000,000.00 (the “New Term Loans”), which will be available on the Effective Date (as defined below);

WHEREAS, the Incremental Term Lender is willing to make the New Term Loans in the amounts set forth opposite such lender’s name in Schedule 2.01(b) hereof (the “New Term Loan Commitments”);

WHEREAS, this Agreement shall constitute an Incremental Facility Amendment as set forth in Section 2.14(c) of the Credit Agreement;

WHEREAS, the Borrower wishes to make certain amendments to the Existing Credit Agreement in connection with the incurrence of the New Term Loans as set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.     Amendments to Existing Credit Agreement. The Existing Credit Agreement is, as of the Effective Date and subject to the satisfaction of the applicable conditions precedent set forth in Section 4 of this Agreement, hereby amended as follows:

(a)     Schedule 2.01 of the Existing Credit Agreement is amended and supplemented by adding thereto the New Term Loan Commitments hereunder of the Incremental Term Lenders party hereto as set forth on Schedule 2.01(b) hereto.

(b)     Pursuant to Section 2.14 of the Existing Credit Agreement, upon the funding of the New Term Loans on the Effective Date, the New Term Loans shall automatically and without further action by any Person constitute additional Term B Loans (and shall have the same terms as the Term B Loans made on the Initial Draw Date) for all purposes of the Credit Agreement and the other Loan Documents; provided that the Borrower shall use the proceeds of the New Term Loans to consummate the acquisition, directly or indirectly, of the Television Broadcasting Business of WHTM-TV (ABC) in Harrisburg, Pennsylvania (the “Harrisburg Acquisition”) and other transactions in connection therewith (including to pay transaction costs and expenses) and to provide for working capital needs of the Borrower and its Subsidiaries and for other general corporate purposes.

(c)     Pursuant to Section 2.14(c) of the Existing Credit Agreement, if the New Term Loans are initially funded as Eurodollar Rate Loans, on the Effective Date there shall commence an initial Interest Period with respect to the New Term Loans that shall end on the last day of the Interest Period applicable to the existing Term B Loans that are in effect immediately prior to the Effective Date.

(d)     (i) Subject to adjustment as a result of the application of prepayments in accordance with Section 2.05 of the Credit Agreement, in each case, solely to the extent of any such amounts applied to the prepayment of the New Term Loans, the New Term Loans shall be due and payable, and the Borrower Representative shall repay to the Administrative Agent for the ratable account of the Incremental Term Lenders quarterly on the last Business Day of each month of March, June, September and December occurring until the Maturity Date, commencing with the first such payment due and payable on the end of the first full fiscal quarter ending after the Effective Date an amount equal to 0.25% of the aggregate outstanding principal amount of the New Term Loans made by the Incremental Term Lenders under Section 2.14; provided, however, that the final principal repayment installment of the New Term Loans shall be due and payable on the Maturity Date for the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of all New Term Loans outstanding on such date and (ii) the Administrative Agent shall take any and all action as may be reasonably necessary to ensure that the New Term Loans are included in each borrowing and repayment of Term B Loans on a pro rata basis.

(e)     The New Term Loan Commitments provided for hereunder shall terminate on the Effective Date immediately upon the borrowing of the New Term Loans pursuant to Section 2 below.

SECTION 2.     Incremental Term Lenders. Each Incremental Term Lender party hereto hereby acknowledges and agrees that it has a New Term Loan Commitment in the amount set forth opposite such Incremental Term Lender’s name on Schedule 2.01(b) to this Agreement and agrees to severally make to the Borrower New Term Loans on the Effective Date, in an aggregate amount not in excess of such Incremental Term Lender’s New Term Loan Commitment hereunder. From and after the Effective Date, (a) each Incremental Term Lender shall be a Term B Lender for all purposes under the Credit Agreement and the other Loan Documents, (b) the New Term Loan Commitment of each Incremental Term Lender party hereto shall be a Term B Commitment for all purposes under the Credit Agreement and the other Loan Documents and (c) the New Term Loans of the Incremental Term Lender shall be Term B Loans for all purposes under the Credit Agreement and the other Loan Documents.

SECTION 3.     Conditions to Effectiveness. The amendments set forth in Section 1 of this Agreement shall become effective on the first date (the “Effective Date”) when, and only when, each of the applicable conditions set forth below (which shall apply to all amendments set forth in Section 1 of this Agreement to the extent not otherwise specified) have been satisfied (or waived) in accordance with the terms herein; and the obligations of the Incremental Term Lenders party hereto to make New Term Loans, are subject to each of the applicable conditions set forth below having been satisfied (or waived) in accordance with the terms therein:

(a)     This Agreement shall have been executed and delivered by the Borrower, the other Loan Parties, the Administrative Agent and Incremental Term Lenders representing 100% of the New Term Loan Commitments;

(b)     the Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement;

(c)     the Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower in connection with this Agreement;

(d)     the Administrative Agent shall have received a Loan Notice relating to the New Term Loans;

(e)     the Administrative Agent shall have received a favorable written opinion of Fried, Frank, Harris, Shriver & Jacobson, LLP, counsel to the Loan Parties in form and substance satisfactory to the Administrative Agent;

(f)     prior to and after giving effect to this Agreement, (a) the representations and warranties of the Borrower and each other Loan Party contained in the Existing Credit Agreement and each other Loan Document (including in Section 4 hereof) shall be true and correct in all material respects on and as of the date hereof; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, (b) no Default shall exist, or would result on the Effective Date before or after giving effect to the effectiveness of this Agreement.

(g)     no Event of Default shall have occurred and be continuing or shall result upon the Effective Date;

(h)     after giving Pro Forma Effect to the incurrence of the New Term Loans on the Effective Date (excluding the cash proceeds of the New Term Loans) and the Harrisburg Acquisition and all other appropriate Pro Forma Adjustments, the Borrower is in compliance with the Financial Covenant for the most recently ended Test Period; and

(i)     the Administrative Agent shall have received a certificate dated as of the Effective Date and executed by a Responsible Officer of the Borrower as to the matters set forth in Sections 3(f), (g) and (h) above.

SECTION 4.     Representations and Warranties. (a) Each Loan Party hereby represents and warrants, on and as of the Effective Date, that the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the Effective Date, before and after giving effect to this Agreement, as though made on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date.

(b)     Each Loan Party represents and warrants, on and as of the Effective Date, that: (i) it has the requisite power to execute and deliver this Agreement, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; (ii) this Agreement has been duly authorized, executed and delivered by it; and (iii) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery of this Agreement except for such actions, consents, approvals, registrations or filings, the failure of which to be obtained or made could not reasonably be expected to have a Material Adverse Effect.

(c)     Each Loan Party hereby acknowledges that it has been provided with a copy of each of the Existing Credit Agreement and the other Loan Documents.

(d)     Each Loan Party hereby represents and warrants that, on and as of the Effective Date, no event has occurred and is continuing that constitutes a Default..

SECTION 5.     Expenses. Each of the Loan Parties hereby reconfirms its respective obligations pursuant to Section 10.04 of the Credit Agreement to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with this Agreement.

SECTION 6.     Consent and Affirmation of the Loan Parties. Each Loan Party hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, this Agreement or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Agreement. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the validity, perfection and priority of existing security interests granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue unimpaired with the same priority to secure the obligations of the Loan Parties under the Existing Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents and in the case of any Guarantor, its Guarantee of the Obligations, as and to the extent provided in the Loan Documents, shall continue in full force and effect.

SECTION 7.     Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with Section 10.01 of the Credit Agreement.

SECTION 8.     Entire Agreement. This Agreement, the Credit Agreement, and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Existing Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Existing Credit Agreement as amended hereby and that this Agreement is a Loan Document and an Incremental Facility Amendment. This Agreement shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Amendment Effective Date, shall continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith.

SECTION 9.     GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

SECTION 10.     Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, to the fullest extent permitted by applicable law, shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 11.     Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

MEDIA GENERAL, INC.,

as the Borrower

By:     /s/ James F. Woodward
Name:     James F. Woodward
Title:     Senior Vice President and Chief Financial Officer

Incremental Facility Amendment No. 1 to Credit Agreement – Signature Page

BIRMINGHAM BROADCASTING CO., INC.
BIRMINGHAM BROADCASTING (WVTM-TV), LLC
BLOCKDOT, INC.
MGDT, INC. (f/k/a DEALTAKER, INC.)
MEDIA GENERAL COMMUNICATIONS HOLDINGS, LLC
MEDIA GENERAL COMMUNICATIONS, INC.
MEDIA GENERAL OPERATIONS, INC.
NES II, INC.
PROFESSIONAL COMMUNICATIONS SYSTEMS, INC.
VIRGINIA PAPER MANUFACTURING CORP.
MEDIA GENERAL BROADCASTING, LLC

By:	/s/ James F. Woodward Name: James F. Woodward Title: Treasurer

YOUNG BROADCASTING SHARED SERVICES, INC.
LAT, INC.
YBT, INC.
YBK, INC.
YOUNG BROADCASTING OF ALBANY, INC.
YOUNG BROADCASTING OF DAVENPORT, INC.
YOUNG BROADCASTING OF GREEN BAY, INC.
YOUNG BROADCASTING OF KNOXVILLE, INC.
YOUNG BROADCASTING OF LANSING, INC.
YOUNG BROADCASTING OF LOUISIANA, INC.
YOUNG BROADCASTING OF RAPID CITY, INC.
YOUNG BROADCASTING OF RICHMOND, INC.
YOUNG BROADCASTING OF SAN FRANCISCO, INC.
YOUNG BROADCASTING OF SIOUX FALLS, INC.
YOUNG BROADCASTING OF NASHVILLE LLC
WATE, G.P.
KLFY, L.P.
WKRN, G.P.
YOUNG BROADCASTING, LLC

By:	/s/ James F. Woodward Name: James F. Woodward Title: Treasurer

Incremental Facility Amendment No. 1 to Credit Agreement – Signature Page

ROYAL BANK OF CANADA, as Administrative Agent

By:     /s/ Yvonne Brazier
Name:      Yvonne Brazier
Title:       Manager Agency

Incremental Facility Amendment No. 1 to Credit Agreement – Signature Page

ROYAL BANK OF CANADA, as an Incremental Term Lender

By:     /s/ Alfonse Simone
Name:      Alfonse Simone
Title:        Authorized Signatory

Incremental Facility Amendment No. 1 to Credit Agreement – Signature Page

Schedule 2.01(b)

“Incremental Term Commitments”

BANK	COMMITMENT

Royal Bank of Canada	$75,000,000.00